UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd

Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

On June 23, 2014, OPKO Health, Inc. (the “Company”) presented the information in the presentation posters attached hereto as Exhibits 99.1 and 99.2 at the 16th International Congress of Endocrinology and The Endocrine Society’s 96th Annual Meeting and Expo (ICE/ENDO 2014) in Chicago and discussed 6 month results of a Phase 2 dose-finding study evaluating the safety and efficacy of its novel long-acting human growth hormone product (Lagova™) to treat pediatric growth hormone deficiency disorder (GHD). The Company also announced positive interim six-month Lagova data from its Phase 2 dose-finding study in a press release issued on June 23, 2014. A copy of the press release regarding this announcement is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

In addition, on June 24, 2014, the Company held a conference call and slide presentation webcast to review the data. A copy of the webcast slide presentation is furnished as Exhibit 99.4.

Statements made in the posters and presentations which are not historical are forward-looking statements that reflect management’s current views with respect to future events and performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions. Such statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The fact that these materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibits 99.1, 99.2, 99.3 and 99.4 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act, unless expressly stated otherwise.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Company Presentation dated June 23, 2014.

99.2	Company Presentation dated June 23, 2014.

99.3	Press Release of the Company dated June 23, 2014.

99.4	Company Webcast Presentation dated June 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

Date: June 24, 2014	By	/s/ Adam Logal
	Name:	Adam Logal
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company Presentation dated June 23, 2014.

99.2	Company Presentation dated June 23, 2014.

99.3	Press Release of the Company dated June 23, 2014.

99.4	Company Webcast Presentation dated June 24, 2014.